EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Isle of Capri Casinos, Inc. (the “Company”) on Form 10-Q for the period ended October 23, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Michael A. Hart, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 1, 2016	/s/ Michael A. Hart
Michael A. Hart
Sr. Vice President, Accounting and Treasurer (Principal Financial Officer)